Exhibit 99.1

Zedge Announces First Quarter Fiscal 2024 Results

New York, NY – December 13, 2023: Zedge, Inc. (NYSE AMERICAN: ZDGE), a leader in building digital marketplaces and friendly competitive games around content that people use to express themselves, today announced results for its first quarter fiscal 2024, ended October 31, 2023.

“Our first quarter financial results reflect the positive trends we discussed during the fourth quarter,” said Jonathan Reich, Zedge’s chief executive officer. “Zedge+, the Zedge Marketplace’s subscription offering, which returned to sequential active subscriber growth last quarter after six quarters of sequential declines, continued delivering net active subscriber gains in the first quarter. Furthermore, Zedge+ revenue was up by nearly 10% from last year, driven by the introduction of iOS subscriptions and continued interest in the overhauled Android offering. Emojipedia’s revenue was up 62% from last year and, combined with the Zedge Marketplace, drove double-digit ad revenue growth. These factors led to record ARPMAU1 with 17% year-over-year growth.

“We are also making steady progress from a product and feature development perspective. We have completed the global rollout of pAInt, our generative AI wallpaper maker, and launched pAInt’s print-on-demand feature immediately before Thanksgiving. Additionally, we benefited from redesigning Emojipedia’s website, as its enhanced site performance yielded much faster load times and continued optimization of the advertising experience. We also rolled out the Battles feature to a limited number of GuruShots users to gain insights into how we can optimally integrate this feature into the Gurushots game. While these initiatives are all starting to show positive momentum, we plan to continue enhancing these features and products in 2024 to drive sustainable, longer-term growth.”

First Quarter Highlights (fiscal 2024 versus fiscal 2023)

●	Revenue increased 2.6% to $7.1 million;

●	GAAP operating income of $0.3 million, compared to an operating loss of ($0.2) million;

●	GAAP net loss and loss per share were nil compared to ($0.2) million and ($0.01), respectively:

●	Adjusted EBITDA[2] increased by 60.8% to $1.5 million;

●	Zedge Premium Gross Transaction Value[1], or GTV, increased 35.0% to $0.42 million.
First Quarter Select Financial Metrics: FY24 versus FY23*
(in $M except for EPS)	Q124	Q123	Change
Total Revenue	$7.1	$6.9	2.6%
Advertising Revenue	$4.9	$4.5	10.0%
Digital goods and services	$0.9	$1.3	-29.0%
Subscription Revenue	$1.0	$0.9	9.5%
Other Revenue	$0.2	$0.2	17.6%
GAAP Operating Income (Loss)	$0.3	$(0.2)	nm
Operating Margin	4.5%	-2.9%
GAAP Net Loss	$(0.0)	$(0.2)	108.3%
GAAP Diluted Loss Per Share	$(0.0)	$(0.01)	nm
Adjusted EBITDA	$1.5	$1.0	60.8%
Cash Flow from Operations	$1.3	$1.1	16.5%

nm = not measurable/meaningful

*	numbers may not add due to rounding

Select Zedge Marketplace Metrics: FY24 versus FY23*1

(in MM except for ARPMAU and where noted)	Q1 ’24	Q1 ’23	Change
Total Installs - Cumulative	625.3	583.0	7.3%
MAU	28.5	31.9	-10.7%
Well-developed Markets	6.2	7.1	-13.1%
Emerging Markets	22.3	24.8	-10.0%
Active Subscriptions (in 000s)	648	674	-3.8%
ARPMAU	$0.063	$0.054	17.0%
Zedge Premium - GTV	$0.42	$0.31	35.0%

*	numbers may not add due to rounding

[1]	We use the following business metrics in this release because we believe they are useful in evaluating Zedge’s operational performance.

●	Monthly active users, or MAU, captures the number of unique users that used our Zedge App during the previous 30-days of the relevant period, is useful for evaluating consumer engagement with our App, which correlates to advertising revenue as more users drive more ad impressions for sale. It also allows readers and potential advertisers to evaluate the size of our user base.

●	Zedge Premium Gross Transaction Value, or GTV, is the total dollar amount of transactions conducted through the Zedge Premium Marketplace. As Zedge Premium is an internal focus for growth, we believe this metric will help investors evaluate our progress in growing this part of our business.

●	Average Revenue Per Monthly Active User for our Zedge App, or ARPMAU, is useful in evaluating how well we monetize our user base.

●	An Active Subscription is a subscription that has commenced and not been canceled, including paused subscriptions and subscriptions in free trials, grace periods, or account hold.

●	Total Installs - Cumulative measures the cumulative number of times the Zedge App has been downloaded since inception.

[2]	Throughout this release, Adjusted EBITDA is a non-GAAP financial measure intended to provide useful information that supplements Zedge’s results in accordance with GAAP. Please refer to the Reconciliation of Non-GAAP Financial Measure at the end of this release for an explanation of Zedge’s formulation of Adjusted EBITDA and reconciliations to the most directly comparable GAAP measure.

Trended Financial Information*

(in $M except for EPS, ARPMAU, Active Subscriptions)	Q123	Q223	Q323	Q423	Q124	FY 2022	FY 2023
Total Revenue	$6.9	$7.0	$6.7	$6.6	$7.1	$26.5	$27.2
Advertising Revenue	$4.5	$4.6	$4.6	$4.6	$4.9	$20.3	$18.3
Digital goods and services	$1.3	$1.2	$1.1	$1.0	$0.9	$1.7	$4.6
Subscription Revenue	$0.9	$0.9	$0.8	$0.9	$1.0	$3.7	$3.5
Other Revenue	$0.2	$0.2	$0.2	$0.2	$0.2	$0.8	$0.8
GAAP Operating Income (Loss)	$(0.2)	$1.5	$(8.4)	$0.2	$0.3	$11.8	$(6.9)
GAAP Net Income (Loss)	$(0.2)	$1.6	$(7.7)	$0.2	$(0.0)	$9.7	$(6.1)
GAAP Diluted Earnings (Loss) Per Share	$(0.01)	$0.11	$(0.55)	$0.01	$(0.00)	$0.65	$(0.44)
Adjusted EBITDA	$1.0	$1.4	$1.7	$1.6	$1.5	$12.4	$5.7
Adjusted EBITDA Margin	13.8%	20.5%	25.4%	24.2%	21.7%	46.6%	20.9%
Cash Flow from Operations	$1.1	$0.0	$1.6	$0.4	$1.3	$11.5	$3.2
MAU	31.9	32.2	32.0	30.9	28.5	nm	nm
Well-developed Markets	7.1	7.4	7.2	6.8	6.2	nm	nm
Emerging Markets	24.8	24.8	24.8	24.1	22.3	nm	nm
Active Subscriptions (in 000s)	674	654	631	647	648	nm	nm
ARPMAU	$0.054	$0.052	$0.053	$0.055	$0.063	nm	nm
Zedge Premium – GTV	$0.31	$0.44	$0.41	$0.38	$0.42	$1.51	$1.54

nm = not measurable/meaningful

*	numbers may not add due to rounding

Fiscal 2024 Commentary

Reich continued, “We continue to believe that we have never been better positioned to create sustainable, long-term and profitable growth, and we are excited about moving our growth strategy forward in fiscal 2024. Adding to this, our continued positive cash flow generation and the fact that we will not have to make any earnout payments to Gurushots’ sellers gave us the confidence to pay off the remaining principal on our term loan in mid-November, making us debt-free.

“As indicated during our last call, one of our goals for FY ’24 is to build out a full-stack marketing team to enable growth. To this end, we have already added several key hires, and we are already benefitting from their expertise as we continue to ramp up our paid user acquisition spending for the Zedge Marketplace. Of course, we closely monitor performance to ensure acceptable returns on our investment. As we previously said, this is an ongoing process where we continually test and optimize programs to drive higher returns through increasing engagement from existing users and new user growth.

“We’ve also been executing on our generative AI initiatives, with a global rollout of pAInt within the Zedge Marketplace, including the release of this feature on the web with print-on-demand capabilities. The initial results from the soft launch of AI Art Master, our hybrid casual game, are attractive, encouraging us to continue its development with a focus on improving onboarding, game mechanics and retention. In the coming months, we expect to expand the rollout by adding more countries and iterating based on what the KPIs tell us.

“November was Emojipedia’s best revenue month ever, and we will continue to make enhancements to this product, as we believe there is additional untapped upside. Starting with our second quarter, we are targeting releasing more features and enhancements, with many more initiatives still in development.

“Finally, Battles, the new GuruShots game mechanic, has also been rolled out to around 5% of its user base, and we expect to increase this number over the next several months. We believe this new feature will help draw new players to the game and help convert them into paying customers.”

Earnings Announcement and Supplemental Information

Management will host an earnings conference call beginning at 4:30 p.m. Eastern today to discuss its first-quarter fiscal 2024 results, outlook and strategy, which will be followed by a Q&A with investors.

Live Call-in Info:

Toll Free: 888-506-0062

International: 973-528-0011

Participant Access Code: 575696

Webcast URL: 1Q24 Earnings Webcast

Replay:

Toll Free: 877-481-4010

International: 919-882-2331

Replay Passcode: 49574

About Zedge

Zedge builds digital marketplaces and friendly competitive games around content people use to express themselves. Our leading products include Zedge Ringtones and Wallpapers, a freemium digital content marketplace offering mobile phone wallpapers, video wallpapers, ringtones, notification sounds, and pAInt, a generative AI wallpaper maker; GuruShots, a skill-based photo challenge game; and Emojipedia, the #1 trusted source for ‘all things emoji’. Our vision is to enable and connect creators who enjoy friendly competitions with a community of prospective consumers in order to drive commerce. In July 2023, we served approximately 40 million active users across our offerings. For more information, visit: investor.zedge.net

Forward-Looking Statements

All statements above that are not purely about historical facts, including, but not limited to, those in which we use the words “believe,” “anticipate,” “expect,” “plan,” “intend,” “estimate,” “target” and similar expressions, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. While these forward-looking statements represent our current judgment of what may happen in the future, actual results may differ materially from the results expressed or implied by these statements due to numerous important factors. Our filings with the SEC provide detailed information on such statements and risks and should be consulted along with this release. To the extent permitted under applicable law, we assume no obligation to update any forward-looking statements.

Contact:

Brian Siegel, IRC, MBA

Senior Managing Director

Hayden IR

(346) 396-8696

ir@zedge.net

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except par value data)

	October 31,	July 31,
	2023	2023
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$18,745	$18,125
Trade accounts receivable	3,183	2,883
Prepaid expenses and other receivables	635	569
Total current assets	22,563	21,577
Property and equipment, net	2,423	2,186
Intangible assets, net	18,130	18,709
Goodwill	1,784	1,961
Deferred tax assets, net	1,842	1,842
Other assets	439	556
Total assets	$47,181	$46,831
Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$815	$669
Accrued expenses and other current liabilities	2,906	2,676
Deferred revenues	2,250	2,414
Total current liabilities	5,971	5,759
Term loan, net of deferred financing costs	1,986	1,985
Deferred revenues–non-current	74	-
Other liabilities	171	223
Total liabilities	8,202	7,967
Commitments and contingencies (Note 9)
Stockholders’ equity:
Preferred stock, $.01 par value; authorized shares—2,400; no shares issued and outstanding	-	-
Class A common stock, $.01 par value; authorized shares—2,600; 525 shares issued and outstanding at October 31, 2023 and July 31, 2023	5	5
Class B common stock, $.01 par value; authorized shares—40,000; 14,669 shares issued and 13,830 shares outstanding at October 31, 2023, and 14,634 shares issued and 13,801 outstanding at July 31, 2023	147	146
Additional paid-in capital	46,631	46,122
Accumulated other comprehensive loss	(1,904)	(1,537)
Accumulated deficit	(3,957)	(3,942)
Treasury stock, 839 shares at October 31, 2023 and 833 shares at July 31, 2023, at cost	(1,943)	(1,930)
Total stockholders’ equity	38,979	38,864
Total liabilities and stockholders’ equity	$47,181	$46,831

ZEDGE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands, except per share data)

	Three Months Ended
	October 31,
	2023	2022
Revenues	$7,081	$6,900
Costs and expenses:
Direct cost of revenues (excluding amortization of capitalized software and technology development costs which is included below)	486	632
Selling, general and administrative	5,499	5,826
Depreciation and amortization	775	793
Change in fair value of contingent consideration	-	(150)
Income (loss) from operations	321	(201)
Interest and other income, net	81	35
Net loss resulting from foreign exchange transactions	(219)	(76)
Income (loss) before income taxes	183	(242)
Provision for (benefit from) income taxes	198	(73)
Net loss	$(15)	$(169)
Other comprehensive loss:
Changes in foreign currency translation adjustment	(367)	(259)
Total other comprehensive loss	(367)	(259)
Total comprehensive loss	$(382)	$(428)
Loss per share attributable to Zedge, Inc. common stockholders:
Basic	$-	$(0.01)
Diluted	$-	$(0.01)
Weighted-average number of shares used in calculation of income (loss) per share:
Basic	13,975	14,330
Diluted	13,975	14,330

ZEDGE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Three Months Ended
	October 31,
	2023	2022
Operating activities
Net loss	$(15)	$(169)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	14	14
Amortization of intangible assets	579	579
Amortization of capitalized software and technology development costs	182	200
Amortization of deferred financing costs	1	-
Impairment of investment in privately-held company	50	-
Change in fair value of contingent consideration	-	(150)
Stock-based compensation	507	589
Change in assets and liabilities:
Trade accounts receivable	(300)	(70)
Prepaid expenses and other current assets	(66)	(205)
Other assets	14	14
Trade accounts payable and accrued expenses	384	598
Deferred revenue	(90)	(318)
Net cash provided by operating activities	1,260	1,082
Investing activities
Final payments for asset acquisitions	-	(962)
Capitalized software and technology development costs	(423)	(310)
Purchase of property and equipment	(22)	(39)
Net cash used in investing activities	(445)	(1,311)
Financing activities
Proceeds from term loan payable	-	2,000
Payment of deferred financing costs	-	(18)
Proceeds from exercise of stock options	3	-
Purchase of treasury stock in connection with share buyback program and stock awards vesting	(13)	(310)
Net cash (used in) provided by financing activities	(10)	1,672
Effect of exchange rate changes on cash and cash equivalents	(185)	(109)
Net increase in cash and cash equivalents	620	1,334
Cash and cash equivalents at beginning of period	18,125	17,085
Cash and cash equivalents at end of period	$18,745	$18,419
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash payments made for income taxes	$36	$-
Cash payments made for interest expenses	$46	$-

Use of Adjusted EBITDA as a Non-GAAP Measure

Adjusted EBITDA, defined as earnings (loss) before interest, taxes, depreciation and amortization, stock compensation expense, transaction-related expenses and other non-recurring expenses, and Adjusted EBITDA Margin, represents measures that we believe are customarily used by investors and analysts to evaluate the financial performance of companies in addition to the GAAP measures we present. Our management also believes these measures are useful in evaluating our core operating results. However, Adjusted EBITDA/Margin are not measures of financial performance under GAAP and should not be considered an alternative to net income or operating income/margin as an indicator of our operating performance or to net cash provided by operating activities as a measure of our liquidity.

Reconciliation of Adjusted EBITDA to Net Income (Loss)	Q123	Q223	Q323	Q423	Q124	FY 2022	FY 2023
GAAP Net (Loss) Income	$(0.2)	$1.6	$(7.7)	$0.2	$(0.0)	$9.7	$(6.1)
Excluding:
Interest and other income (expense), net	$(0.0)	$(0.1)	$(0.1)	$(0.1)	$(0.1)	$(0.0)	$(0.3)
Provision for (benefit from) income taxes	$(0.1)	$0.1	$(0.7)	$0.2	$0.2	$1.9	$(0.5)
Depreciation and amortization	$0.8	$0.8	$0.9	$0.8	$0.8	$2.0	$3.3
EBITDA	$0.5	$2.4	$(7.6)	$1.0	$0.9	$13.5	$(3.6)
Change in FV of contingent consideration/Goodwill impairment	$(0.2)	$(1.8)	$8.7	$0.0	$0.0	$(4.0)	$6.8
Stock-based compensation	$0.6	$0.8	$0.6	$0.6	$0.5	$1.9	$2.5
Transaction costs related to business combination	$0.0	$0.0	$0.0	$0.0	$0.2	$0.9	$0.0
Adjusted EBITDA	$1.0	$1.4	$1.7	$1.6	$1.5	$12.4	$5.7

*	numbers may not add due to rounding